EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Members of Rivulet Films LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Rivulet Films LLC (the Company) as of March 31, 2020, and the related statements of operations, members’ equity, and cash flows for the year ended March 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2020, and the results of its operations and its cash flows for the year ended March 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, will require additional capital to fund its current operating plan, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Farber Hass Hurley LLP

We have served as the Company’s auditor since 2020.
Oxnard, California
June 30, 2020

RIVULET FILMS LLC
BALANCE SHEET

March 31, 2020
ASSETS
Current assets
Cash	$-
Subscriptions receivable	150,000
Total current assets	150,000

Intellectual property	300
Total assets	$150,300

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$1,850
Accrued expenses	52,807
Compensation payable	50,000
Due to related parties	341
Total current liabilities	104,998

Members’ equity
Class A membership units	718,214
Subscription receivable, related party	(550,000)
Accumulated deficit	(122,912)
Total members’ equity	45,302

Total liabilities and members’ equity	$150,300

See accompanying Notes to Financial Statements

RIVULET FILMS LLC
STATEMENT OF OPERATIONS

For the Period February 11, 2020 (date of inception) through
March 31, 2020
Revenues	$-

Operating expenses
General and administrative	122,912

Net loss	$(122,912)

See accompanying Notes to Financial Statements

RIVULET FILMS LLC
STATEMENT OF MEMBERS’ EQUITY
FOR THE PERIOD FEBRUARY 11, 2020 (DATE OF INCEPTION) THROUGH MARCH 31, 2020

	Membership Units
	Class A Units	Amount	Subscription Receivable, Related Party	Accumulated Deficit	Total
Balance, February 11, 2020	-	$-	$-	$-	$-
Units sold	5,023,800	150,000	-	-	150,000
Units issued for intellectual property	62,531,965	300	-	-	300
Units issued for services	600,000	17,914	-	-	17,914
Subscription receivable, related party	11,000,000	550,000	(550,000)	-	-
Net loss	-	-	-	(122,912)	(122,912)
Balance, March 31, 2020	79,155,765	$718,214	$(550,000)	$(122,912)	$45,302

See accompanying Notes to Financial Statements

RIVULET FILMS LLC
STATEMENT OF CASH FLOWS

For the Period February 11, 2020 (date of inception) through
March 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(122,912)
Adjustments to reconcile net loss to net cash used in operating activities Class A units issued for services	17,914
Change in operating assets and liabilities:
Increase (decrease) in -
Accounts payable	1,850
Accrued expenses	52,807
Compensation payable	50,000
Due to related parties	341
Net cash used in operating activities	-

Net increase (decrease) in cash and cash equivalents	-

Cash - beginning of period	-

Cash - end of period	$-

Supplemental disclosure of cash flow information
Interest paid	$-
Taxes paid	$-

NONCASH INVESTING AND FINANCING ACTIVITIES
Intellectual property, acquired from related parties for units	$300
Subscriptions receivable, received subsequent to March 31, 2020	$150,000
Subscription receivable, related party	$550,000

See accompanying Notes to Financial Statements

Rivulet Films LLC
Notes to Financial Statements
For the Period February 11, 2020 (Date of Inception) through March 31, 2020

1.	ORGANIZATION AND BUSINESS

Organization

Rivulet Films LLC (the “Company”) was organized in the state of Arizona on February 11, 2020 and is a development stage company involved in the arts, entertainment and recreation business.

Business

The business of the Company is to produce, distribute and market feature-length films, television series and mini-series, and television movies, from initial creative development through principal photography, postproduction, distribution and ancillary sales.

The Company’s activities are subject to significant risks and uncertainties, including the need for additional capital, as described below. The Company has not yet commenced any revenue-generating operations, does not have positive cash flows from operations, and will be dependent on periodic infusions of capital to fund its operating requirements.

Going Concern

The Company’s financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As reflected in the accompanying financial statements, the Company has had no operating revenues to date, and has experienced net losses from operations and negative operating cash flows. During the period February 11, 2020 (Date of Inception) through March 31, 2020, the Company incurred a net loss of $122,912. The Company intends to finance its future working capital requirements since inception through the sale of its equity securities and from borrowings.

At March 31, 2020, the Company did not have any cash on its balance sheet, but received cash from a subscription receivable from the sale of its Class A units of $150,000 in April 2020. The Company has limited cash resources available to fund its operations and will therefore need to raise additional funds in the short-term. The Company estimates that a significant amount of capital will be necessary over a sustained period of time to advance the development of the Company’s business to the point at which it can become commercially viable and self-sustaining. However, there can be no assurances that the Company will be successful in this regard.

As a result, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the accompanying financial statements are issued. In addition, the Company’s independent registered public accounting firm, in their report on the Company’s financial statements for the period February 11, 2020 (Date of Inception) through March 31, 2020, has also expressed substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan, and to ultimately achieve sustainable operating revenues and profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The development and expansion of the Company’s business in 2020 and thereafter will be dependent on many factors, including the capital resources available to the Company. No assurances can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company or adequate to fund the development and expansion of the Company’s business to a level that is commercially viable and self-sustaining. There is also significant uncertainty as to the affect that the coronavirus pandemic may have on the availability, amount and type of financing in the future.

If cash resources are insufficient to satisfy the Company’s ongoing cash requirements, the Company would be required to scale back or discontinue its operations, obtain funds, if available, although there can be no certainty, through strategic alliances that may require the Company to relinquish rights to any assets, or to discontinue its operations entirely.

Rivulet Films LLC
Notes to Financial Statements
For the Period February 11, 2020 (Date of Inception) through March 31, 2020

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

The most significant estimates to be made by management in the preparation of the financial statements are expected to relate to the ultimate revenues realized and costs incurred for films and television programs; valuing equity instruments issued; estimates of sales returns and other allowances and provisions for doubtful accounts; the realization of deferred tax assets; accruals for contingent liabilities; impairment assessments for investments in films and television programs, equity investments and intangible assets.

Revenue Recognition

Subject to the specific conditions as described below, the Company will record revenue when all of the following criteria have been met: persuasive evidence of an arrangement exists; delivery of the product has occurred; the consideration for the arrangement is fixed or determinable; and collectability is reasonably assured.

Film and Television Program Revenues

The Company’s film and television program business is expected to generate revenues principally from the licensing of content in domestic theatrical exhibition, home entertainment (e.g., digital media and packaged media), television, and international market places. Revenue will be recognized upon transfer of control of promised services or goods to customers in an amount that reflects the consideration that the Company expects to receive in exchange for those products.

Revenue from the theatrical release of feature films is recognized at the time of exhibition based on the Company’s participation in box office receipts. Revenue from the sale of DVDs and Blu-ray discs in the retail market, net of an allowance for estimated returns and other allowances, is recognized on the later of receipt by the customer or “street date” (when it is available for sale by the customer). Under revenue sharing arrangements, including digital and electronic-sell-through arrangements, such as download-to-own, download-to-rent, video-on-demand and subscription video-on-demand, revenue is recognized when the Company is entitled to receipts and such receipts are determinable. Revenues from television or digital licensing for fixed fees are recognized when the feature film or television program is available to the licensee for telecast. For television licenses that include separate availability “windows” during the license period, revenue is allocated over the “windows.” Revenue from sales to international territories are recognized when access to the feature film or television program has been granted or delivery has occurred, as required under the sales contract, and the right to exploit the feature film or television program has commenced. For multiple media rights contracts with a fee for a single film or television program where the contract provides for media holdbacks (defined as contractual media release restrictions), the fee is allocated to the various media based on the Company’s assessment of the relative fair value of the rights to exploit each media and is recognized as each holdback is released. For multiple-title contracts with a fee, the fee is allocated on a title-by-title basis, based on the Company’s assessment of the relative fair value of each title.

Rivulet Films LLC
Notes to Financial Statements
For the Period February 11, 2020 (Date of Inception) through March 31, 2020

Producer Fee Revenues

Producer fee revenues will be recognized when the services have been performed. If all services have not been provided upon receipt of the fees, the fees will be deferred and recognized as revenue on a pro rata basis as the services are performed.

Music Revenues

Music revenues will be recognized when the musical content has been delivered to the customer.

Film, Television Programs, and Music Production Costs

Film, television program, and music production costs will be capitalized in accordance with Accounting Standards Codification 926, Entertainment - Films. The capitalized amount will be stated at the lower of cost, less accumulated amortization, or fair value. These costs will represent capitalized costs for the production of films and other entertainment projects. In addition to the films, television programs and music that may be produced, costs of productions in development will be capitalized as development costs and will be transferred to production costs when the project is set for production. Films, television programs and music in development will include costs of acquiring film rights to books, stage plays or original screenplays and costs to adapt such projects, as well as amounts paid to musical artists. Projects in development will be written off at the earlier of the date they are determined not to be recoverable or when abandoned, or three years from the date of the initial investment.

Once a project is released to consumers, the capitalized costs will be amortized on an individual project basis in the proportion that the current revenue for each project bears to the estimated remaining unrecognized revenue to be received from all sources for each project as of the beginning of the current year. Revenue and cost forecasts will be periodically reviewed by management and revised when warranted.

The carrying value of the film costs will be reviewed for impairment each reporting period on a project-by-project basis. If events or changes in circumstance indicate that the fair value of the capitalized costs on a specific project is less than their carrying value, an impairment charge will be recognized in an amount by which the unamortized costs exceed the project’s fair value.

The Company had no feature films or music projects in development as of March 31, 2020.

Cash

Cash will include cash deposits at financial institutions. As of March 31, 2020, the Company did not have any cash.

Concentration of Risk

The Company may periodically contract with consultants and vendors to provide services related to the Company’s business activities. Agreements for these services may be for a specific time period or for a specific project or task. The Company did not have any such agreements at March 31, 2020.

Rivulet Films LLC
Notes to Financial Statements
For the Period February 11, 2020 (Date of Inception) through March 31, 2020

Fair Value of Financial Instruments

The authoritative guidance with respect to fair value established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels and requires that assets and liabilities carried at fair value be classified and disclosed in one of three categories, as presented below. Disclosure as to transfers in and out of Levels 1 and 2, and activity in Level 3 fair value measurements, is also required.

Level 1. Observable inputs such as quoted prices in active markets for an identical asset or liability that the Company has the ability to access as of the measurement date. Financial assets and liabilities utilizing Level 1 inputs include active-exchange traded securities and exchange-based derivatives.

Level 2. Inputs, other than quoted prices included within Level 1, which are directly observable for the asset or liability or indirectly observable through corroboration with observable market data. Financial assets and liabilities utilizing Level 2 inputs include fixed income securities, non-exchange-based derivatives, mutual funds, and fair-value hedges.

Level 3. Unobservable inputs in which there is little or no market data for the asset or liability which requires the reporting entity to develop its own assumptions. Financial assets and liabilities utilizing Level 3 inputs include infrequently-traded non-exchange-based derivatives and commingled investment funds and are measured using present value pricing models.

The Company will determine the level in the fair value hierarchy within which each fair value measurement falls in its entirety, based on the lowest level input that is significant to the fair value measurement in its entirety. In determining the appropriate levels, the Company will perform an analysis of the assets and liabilities at each reporting period end.

The Company’s financial instruments are expected to include prepaid expenses, deposits, accounts payable, accrued expenses, and due to related parties. The estimated fair value of these instruments is expected to approximate their respective carrying amounts due to the short-term nature of these instruments.

Property and Equipment

Property and equipment will be recorded at cost. Major improvements will be capitalized, while maintenance and repairs that do not improve or extend the useful life of the respective assets are charged to expense as incurred. Gains and losses from disposition of property and equipment will be included in income and expense when realized. Depreciation of property and equipment will be provided using the straight-line method over an estimated useful life of three years. The Company will recognize depreciation of property and equipment in the Company’s consolidated statement of operations.

Leases

Accounting Standards Update 2016-02, Leases (Topic 842) (“ASU 2016-02”) requires a lessee to record a right-of-use asset and a corresponding lease liability at the inception of the lease initially measured at the present value of the lease payments. ASU 2016-02 requires recognition in the statement of operations of a single lease cost that is calculated as a total cost of the lease allocated over the lease term, generally on a straight-line basis. The Company did not have any leases within the scope of ASU 2016-02 at March 31, 2020.

Income Taxes

The Company is a “pass-through” limited liability corporation and accordingly is not subject to income taxation.

Rivulet Films LLC
Notes to Financial Statements
For the Period February 11, 2020 (Date of Inception) through March 31, 2020

Recent Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 significantly changes how entities measure credit losses for most financial assets, including accounts and notes receivables. ASU 2016-13 will replace the current “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. Entities will apply the provisions of ASU 2016-13 as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which ASU 2016-13 is effective. ASU 2016-13 will be effective for the Company for interim and annual reporting periods beginning after December 15, 2022. Management is currently in the process of assessing the impact of adopting ASU-2016-13 on the Company’s financial statements and related disclosures.

Management does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

3.	INTELLECTUAL PROPERTY

At March 31, 2020, intellectual property consisted of rights for various program and property rights. These agreements underlying these rights were entered into with related parties during February 2020. The Company issued 62,531,965 Class A units in exchange for assignment of such rights. As such rights were acquired from related parties, the Company recorded such rights at their historical (predecessor) cost reflecting an aggregate value of $300.

4.	MEMBERS’ EQUITY

Membership interests in the Company are represented by Class A Units, all of which have equal voting rights.

At March 31, 2020, the Company entered into four subscription agreements for Class A Units aggregating $700,000, three of which aggregating $150,000 were paid during April 2020. The remaining $550,000 subscription receivable is with a related party and has been presented as a reduction to members’ equity in the accompanying balance sheet at March 31, 2020.

The $550,000 subscription receivable from a related party dated February 11, 2020 is unsecured and includes interest at 2% per annum, with interest and principle due on March 7, 2023.

The Company issued 600,000 Class A Units in exchange for services rendered, which were recorded at the fair value cost of $17,914 and included in general and administrative expenses in the statement of operations.

5.	RELATED PARTY TRANSACTIONS

As of March 31, 2020, the Company owed two related party entities a total of $341 for funds advanced to or on behalf of the Company.

6.	COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company did not have any lease commitments as of March 31, 2020.

Legal Matters

The Company may, from time to time, be involved in legal proceedings, regulatory actions, claims and litigation arising in the ordinary course of business. These matters are not expected to have a material adverse effect upon the Company’s financial statements. As of March 31, 2020, the Company was not a party to any pending or threatened legal proceedings.

Rivulet Films LLC
Notes to Financial Statements
For the Period February 11, 2020 (Date of Inception) through March 31, 2020

Indemnification

Under the Operating Agreement, the Company has agreed to indemnify its Members, Manager and Officers, (collectively “Covered Persons”) for certain events or occurrences arising as a result of the Covered Persons serving in such capacity, that require the Company, subject to certain exceptions, to indemnify the Covered Persons to the fullest extent authorized or permitted by its Operating Agreement. The maximum potential amount of future payments that the Company could be required to make under these indemnification agreements is unlimited. At March 31, 2020, the Company has determined that the estimated fair value of these indemnification agreements is nominal and has therefore not recorded any liability with respect to these agreements at such date.

Impact of COVID-19 on the Company

The global outbreak of COVID-19 has led to severe disruptions in general economic activities, as businesses and governments have taken broad actions to mitigate this public health crisis. Although the Company has not experienced any significant disruption to its business to date, these conditions could significantly negatively impact the Company’s business in the future.

The extent to which the COVID-19 outbreak ultimately impacts the Company’s business, future revenues, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity and longevity, the actions to curtail the virus and treat its impact (including an effective vaccine), and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, the Company may be at risk of experiencing a significant impact to its business as a result of the global economic impact, including any economic downturn or recession that has occurred or may occur in the future.

Currently, capital markets have been disrupted by the crisis, as a result of which the availability, amount and type of financing available to the Company in the near future is uncertain and cannot be assured and is largely dependent upon evolving market conditions and other factors.

The Company intends to continue to monitor the situation and may adjust its current business plans as more information and guidance become available.

7.	SUBSEQUENT EVENTS

During April 2020, an aggregate of $150,000 was received in payment of three subscriptions receivable for Class A Units (see Note 4).

On April 13, 2020, the Company converted from a limited liability corporation to a corporation.

On April 13, 2020, 100% of the equity capital of the Company was acquired by Rivulet Films, Inc. a wholly-owned subsidiary of Bio-Matrix Scientific Group, Inc. (“Bio-Matrix”), a public company subject to the periodic reporting requirements of the U.S. Securities and Exchange Commission, in exchange for the issuance of 79,155,765 shares of common stock of Bio-Matrix. Bio-Matrix was renamed Rivulet Media, Inc. on May 26, 2020.